1
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We

consent to

the incorporation by

reference in the

Registration Statements

on Form S-8

(Registration Nos.

333-36693 and 333-
256134) of

Capital City

Bank Group,

Inc. (the

Company) of

our report

dated March

11,

2025, on

our audits

of the

consolidated
financial statements

of the Company

as of December

31, 2024 and

2023, and for

each of the

years in the

three-year period ended
December

31,

2024,

which

report

is

included

in

this

Annual

Report

on

Form

10-K.

We

also

consent

to

the

incorporation

by
reference of

our report

dated March

11,

2025, on

our audit

of the

internal control

over financial

reporting of

the Company

as of
December 31, 2024, which report is included in this Annual Report on

Form 10-K.
Forvis Mazars, LLP
Little Rock, Arkansas
March 11, 2025